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                                                                    Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Powerwave Technologies, Inc. on Form S-8 of our report dated January 17, 2002, appearing in the Annual Report on Form 10-K of Powerwave Technologies, Inc. for the year ended December 30, 2001.



DELOITTE & TOUCHE LLP

Costa Mesa, California
May 21, 2002